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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to ss 240.14a-11(c) or ss 240.14a-12

                           COMMUNITY BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     --------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
                                 ----------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                       ------------------
     (3)  Filing Party:
                       --------------------------------------------------
     (4)  Date Filed:
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                     [Community Bancshares, Inc., letterhead

                                 April 19, 1999

Dear Stockholder:

The current directors of Community Bancshares, Inc., want you to know how very much we value you as a shareholder. Your continued confidence and commitment serve as the foundation upon which our progress and results are built.

Your company is now the eighth largest bank holding company in Alabama. We think our policy of independent, locally-owned, community-centered banks has much to do with that success. As a shareholder, you have enjoyed a rising stock price and increased dividends for years.

YOUR INVESTMENT IS GROWING.

As we approach the last annual meeting of shareholders of the 20th century and look forward to the bright promise of the coming decades, we want to remind you of how very far your company has come. Fifteen years ago, we were a one bank office. Today we are 30 locally-operated banking offices, 12 finance company offices, and an insurance agency.

OUR ASSETS ARE UP, OUR DEPOSITS ARE UP, AND OUR LOANS ARE UP. WE BELIEVE STRONGLY THAT WE ARE ON THE RIGHT TRACK AND SHOULD STAY ON COURSE IN THE FUTURE.

We also believe that our success makes clear that your present directors and management are good stewards of your investment. This team has produced results. While some few may disagree, we believe that your directors are dedicated, visionary leaders who keep you and your values in mind as they work to grow your company.

We hope to see you at our annual meeting of shareholders on Thursday, April 22. If not, we certainly hope you will take a moment to complete and mail your GREEN proxy. We ask that you support our current leadership team of directors by marking FOR on proposals 1 and 2 and AGAINST on proposals 3 and 4.

Again, thanks so much for being with us. Please do not hesitate to contact me personally if you have comments or questions.

Sincerely,


/s/ Kennon R. Patterson, Sr.
    Chairman and Chief Executive Officer


CERTAIN ADDITIONAL INFORMATION REQUIRED BY THE SECURITIES AND EXCHANGE
COMMISSION: Community Bancshares, Inc. (the "Company") will be soliciting proxies for the upcoming Annual Meeting of Stockholders of the Company to vote for election of the Board of Directors' nominees to serve as directors of the Company and for approval of the Company's proposals. Such proxies will be voted against proposals that may be presented at the Annual Meeting by certain members of the so-called Stockholders for Integrity and Responsibility. The following individuals, each of whom is a member of the Board of Directors of the Company, may be deemed to be participants in the solicitation of such proxies and, as of March 1, 1999, beneficially owned the number of shares of the Company's common stock indicated: Glynn Debter, 37,067 shares; Roy B. Jackson, 5,000 shares; Denny G. Kelly, 370,000 shares; John J. Lewis, Jr., 43,667 shares; Loy McGruder, 58,022 shares; Hodge Patterson, III, 80,077 shares; Kennon R. Patterson, Sr., 863,456 shares; Merritt M. Robbins, 184,908 shares; Robert O. Summerford, 116,867 shares; Bishop K. Walker, Jr., 569,479 shares; and R. Wayne Washam, 39,069 shares.